Preferred Apartment Communities, Inc. Reports Results for First Quarter 2012

Atlanta, GA, May 7, 2012

Preferred Apartment Communities, Inc. (AMEX: APTS) today reported results for the quarter ended March 31, 2012. Unless otherwise indicated, all per share results are reported based on the weighted average shares of Common Stock outstanding on a fully-diluted basis for the period.

"We are pleased with our results for the first quarter, where we reported cash provided by operating activities of $927,394 and Adjusted Funds From Operations Attributable to Common Stockholders of $772,321" said John A. Williams, Preferred Apartment Communities' President and CEO. Williams added, "Given our performance expectations for the balance of 2012, we currently believe that our cash provided by operating activities will be sufficient to cover our projected dividends for 2012 at the current rate for the balance of 2012. In addition, we are now using Adjusted Funds from Operations Attributable to Common Stockholders as our primary tool for measuring operating performance of the Company."

First Quarter 2012

The Company reported that cash provided by operating activities was $927,394 and Adjusted Funds From Operations Attributable to Common Stockholders, or AFFO, was approximately $772,321 for the first quarter 2012.

For the first quarter 2012, the Company reported Funds from Operations Attributable to Common Stockholders, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, of $494,163.

AFFO is calculated by beginning with FFO and eliminating certain items that we believe by their nature are not comparable from period to period or tend to obscure the Company's actual operating performance. A reconciliation of net loss attributable to the Company to FFO and AFFO is included in the financial tables accompanying this press release on our website.

For the first quarter of 2012, the Company reported a net loss to common stockholders of $0.09 per share.

No Company Level Debt or Contingent Liabilities, No Cross-Collateralized Assets

We continue to hold no debt at the Company or operating partnership levels, have no cross-collateralization of our real estate assets, and have no contingent liabilities at the Company or operating partnership levels with regard to our secured mortgage debt on our communities or otherwise.

Quarterly Dividend on Common Stock

On February 2, 2012, the Company declared a quarterly dividend on its Common Stock of $0.13 per share for the first quarter 2012, a 4% increase from the prior quarterly dividend rate. The dividend was paid on April 16, 2012 to all common stockholders of record as of March 30, 2012. Our cash provided by operating activities was more than sufficient to fund our first quarter dividend.

Monthly Dividend on Series A Redeemable Preferred Stock

On April 13, 2012, the Company declared a dividend of $5.33 per share on its Series A Redeemable Preferred Stock, CUSIP # 74039L 202, to preferred stockholders of record at the close of business on April 30, 2012, payable on May 21, 2012. This dividend represents $5.00 per share for the full monthly period in April 2012 and $0.33 per share for the partial monthly period in March 2012.

Second Quarter 2012 AFFO Guidance

We project our AFFO to be in the range of $725,000 to $825,000 for the second quarter 2012.

Note, our guidance on projected dividend distributions for 2012 and projected AFFO for the second quarter 2012 excludes any proceeds from any securities that we may issue and any potential dividends to be paid on unissued shares of our Series A Redeemable Preferred Stock.

Conference Call and Supplemental Data

Preferred Apartment Communities will hold its quarterly conference call on Tuesday, May 8, 2012 at 11:00 a.m. Eastern Time. To participate in the conference call, please dial in to the following:

Live Conference Call Details

Domestic Dial-in Number: (877) 317-6789

International Dial-in Number: (412) 317-6789

Company: Preferred Apartment Communities, Inc.

Date: Tuesday, May 8, 2012

Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of Preferred Apartment Communities’ first quarter conference call will be available online, on a listen-only basis, at the company’s website, www.pacapts.com under Investors and then click on the "Upcoming Webcasts" link. A replay of the call will be archived on Preferred Apartment Communities' website under Investors/Archived Webcasts.

Preferred Apartment Communities also produces a Supplemental Financial Data package that provides additional information regarding the Company’s overall financial position. This Supplemental Financial Data is considered an integral part of this earnings release and is available on the Company's website at www.pacapts.com under “Investors: Financials”, or by contacting Leonard A. Silverstein in Investor Relations at (770) 818-4147.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO and AFFO. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.

Funds From Operations Attributable to Common Stockholders

Analysts, managers, and investors have, since the first real estate investment trusts were created, made certain adjustments to reported net income amounts under U. S. GAAP in order to better assess these vehicles’ liquidity and cash flows. FFO is one of the most commonly utilized non-GAAP measures currently in practice. In its 2002 "White Paper on Funds From Operations", which was revised in 2004, NAREIT standardized the definition of how net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. The NAREIT definition of FFO (and the one we report) is:

Net income/loss:

•	Excluding impairment charges on and gains/losses from sales of depreciable property;
•	Plus depreciation and amortization of real estate assets; and
•	After adjustments for unconsolidated partnerships and joint ventures

Not all companies necessarily utilize the standardized NAREIT definition of FFO, and so caution should be taken in comparing our reported FFO results to those of other companies. Our FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. We believe FFO is useful to investors as a supplemental gauge of our operating and cash-generating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, which we believe is net loss attributable to the Company.

Adjusted Funds From Operations Attributable to Common Stockholders

AFFO makes further adjustments to FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

FFO plus:

•	Acquisition costs;
•	Organization costs;
•	Equity compensation to directors and executives;
•	Amortization of loan closing costs;
•	REIT establishment costs;
•	Depreciation and amortization of non-real estate assets; and
•	Net loan origination fees received

Less:

•	Non-cash mezzanine loan interest income; and
•	Normally recurring capital expenditures

The AFFO figures reported by us are not generally comparable to those reported by other companies. Investors are cautioned that AFFO excludes acquisition costs which are generally recorded in the periods in which the properties are acquired (and often preceding periods). We utilize AFFO to gauge the results of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities. AFFO is a useful supplement to, but not a substitute for, its closest GAAP-compliant measure, which we believe to be net income/loss available to common stockholders.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our property acquisition strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of these properties. As a secondary strategy, we also may acquire senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 10% of our total assets in other real estate related investments, as determined by our manager as appropriate for us. Preferred Apartment Communities, Inc. intends to elect and qualify as a real estate investment trust for U.S. federal income tax purposes, commencing with our tax year ended December 31, 2011.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may", "will", "expects", "plans", "estimates", "anticipates", "projects", "intends", "believes", "outlook" and similar expressions.

The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: Our business and investment strategy; our projected operating results; estimates relating to our ability to make distributions to our stockholders in the future; availability of qualified personnel; local and national market conditions and trends in our industry; demand for and lease-up of apartment homes, supply of competitive housing product, and other economic conditions; availability of debt and/or equity financing and availability on favorable terms; changes in our asset values; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and economic trends and economic recoveries.

Additional discussions of risks and uncertainties appear in our publicly available filings made and to be made with the SEC, including our Quarterly Report on Form 10-Q, for the quarter ended March 31, 2012, which we intend to file later this month, and our Annual Report on Form 10-K filed with the SEC on March 15, 2012, both under the heading "Risk Factors." All information in this release is as of May 7, 2012. The Company does not undertake a duty to update forward-looking statements, including its projected operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community.

SOURCE: Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc.

Leonard A. Silverstein 770-818-4147

Executive Vice President

Email: lsilverstein@pacapts.com